Exhibit 5.1

July 17, 2018

Stifel Financial Corp.

501 North Broadway

St. Louis, MO 63102

Re:	Stifel Financial Corp. – Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Stifel Financial Corp., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-4 (Commission File No. 333-225729) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on June 20, 2018 and Amendment No. 1 thereto to be filed on the date hereof (collectively, the “Registration Statement”). The Registration Statement relates to the registration under the Act of 2,014,960 shares (the “Shares”) of common stock, par value $0.15 per share, of the Company (“Common Stock”) to be issued in connection with the Agreement and Plan of Merger, dated as of May 10, 2018, by and between Business Bancshares, Inc. and the Company (the “Merger Agreement”).

In rendering this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement, (ii) the Registration Statement, (iii) the Restated Certificate of Incorporation of the Company, as amended, (iv) the Bylaws of the Company, as amended, (v) the resolutions adopted by the Board of Directors of the Company relating to the approval of the Merger Agreement, the filing of the Registration Statement and related matters, and (vi) such other documents, corporate records and instruments, and we have examined such matters of law, as we have deemed necessary or advisable for the purposes of rendering the opinions set forth below. As to matters of fact, we have examined and relied upon the statements of the Company contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of

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Stifel Financial Corp.

all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties, other than the Company, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.

In rendering this opinion letter, each opinion expressed and assumption relied upon herein with respect to the enforceability of any right or obligation is subject to and is qualified by the effects of each of the following: (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, equitable subordination and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law or codified by statute, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties or the reorganization of financial institutions, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligations of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification, release of liability or exculpation with respect to securities law violations.

In addition, we have assumed that (i) the Registration Statement and any further amendments or supplements thereto (including post-effective amendments) will have become effective and will comply with all applicable laws, and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Shares are issued as contemplated by the Registration Statement, (ii) the Company has or will have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iii) all of the Shares will be issued in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, (iv) there will be sufficient shares of unissued Common Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of issuance thereof, (v) the Merger Agreement will not be amended or modified and no provision therein will be waived in any manner that would

Stifel Financial Corp.

affect the opinions rendered herein and (vi) all actions will have been taken by the Company prior to an issuance of the Shares so as not to violate any applicable law or the Company’s Restated Certificate of Incorporation, as amended, or Bylaws, as amended, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

In rendering the opinions set forth below, we do not express any opinion concerning any law other than the federal laws of the United States, the laws of the State of New York (exclusive of municipal and other local laws) and the Delaware General Corporation Law (including the statutory provisions and reported judicial decisions interpreting these laws) and we express no opinion with respect to choice of law or conflicts of law. In rendering such opinions, we have not passed upon and do not purport to pass upon the application of securities or “blue-sky” laws of any jurisdiction (except federal securities laws). We express no opinion whatsoever as to the compliance or noncompliance by any person with antifraud or information delivery provisions of state or federal laws, rules and regulations, and no inference regarding such compliance or noncompliance may be drawn from any opinion in this letter.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that, when the Registration Statement has become effective under the Act and the Shares have been duly issued and delivered as provided in the Merger Agreement, as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The opinions set forth above are limited to applicable laws as in effect on the date hereof. We are furnishing this opinion solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose. We assume no obligation to advise the Company of any changes in the foregoing subsequent to the delivery of this opinion.

This opinion is rendered for the sole benefit of the Company and the shareholders of Business Bancshares, Inc. who receive Shares pursuant to the Merger Agreement and the Registration Statement and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any other document, without our express prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the proxy statement/prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Stifel Financial Corp.

Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP